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                     FIRST AMENDMENT TO CONSULTING AGREEMENT


         This FIRST AMENDMENT TO CONSULTING AGREEMENT (the "First Amendment") is made and entered into this 15th day of September, 2000, by and between Cytomedix, Inc., a Delaware corporation (the "Company"), and BDR Consulting, Inc., an Arkansas corporation ("BDR").

         WHEREAS, the Company's predecessor organization, Autologous Wound Therapy, Inc. and BDR have previously entered into a "Consulting Agreement" effective as of October 29, 1999, a copy of which is attached hereto as Schedule 1; and

         WHEREAS, the Company and BDR are desirous of amending the Consulting Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


SECTION 1.  AMENDMENT OF THE CONSULTING AGREEMENT.

In accordance with Section 9(b) of the Consulting Agreement, the parties agree to amend the Consulting Agreement as follows:

a. Section 5, captioned, as "CONSULTING FEES." is hereby re-designated as
Section 5(a).

b. A new Section 5(b) is hereby added to Section 5, which reads:

         "(b) In further consideration for services to be provided hereunder by BDR, the Company grants BDR an option to purchase seventy-two thousand fifty-six shares of the Company's common stock at an exercise price of $7.69 per share."

c. Exhibit A, entitled "CONSULTING FEE SCHEDULE" is hereby amended by replacing it with a new Exhibit A, which is attached to this First Amendment as Schedule 2

SECTION 2.  EFFECT OF AMENDMENT.

a. It is expressly understood by the parties that any shares acquired by BDR in connection with the option described in this First Amendment shall be subject to that certain Voting Agreement dated September 15, 2000 entered into by Jim D. Swink, Jr., a principal of BDR; Cytomedix, NV; and David C. Demarest as Proxyholder and shall be considered to be "After-Acquired Shares" as that term is defined in Section 4 of the Voting Agreement.

b. It is further expressly understood by the parties that the option granted under this this First Amendment shall not be considered a violation of Section
4.2 of the Voting Agreement.


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c. The option granted to BDR in this First Amendment shall otherwise be subject to and governed by the applicable terms and conditions of the Voting Agreement and the Company's Long Term Incentive Plan as adopted by the Company's Board of Directors, approved by the Company's shareholders and otherwise in force and effect as of the date of this First Amendment.

SECTION 3.  MISCELLANEOUS.

3.1 Entire Agreement. This Agreement (including the Schedules 1 and 2 attached hereto):

         3.1.1 constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

         3.1.2 shall not be assigned by operation of law or otherwise without the prior written consent of the party hereto purported to be affected by such assignment, or such person's estate or legal representative; and

         3.1.3 shall not be amended, waived, altered or modified in any manner whatsoever, except by a written instrument executed by the affected parties.

3.2 Counterparts. This Agreement may be executed in two or more counterparts for each respective Stockholder, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

3.3 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with, the applicable laws of the State of Delaware without giving effect to its principles or rules regarding conflicts of laws.

3.4 Notices. All notices and other communications to any party hereunder shall be in writing, duly signed by or on behalf of the party or parties giving it, shall be served by hand, first-class mail (registered or certified, return receipt requested), facsimile, or professional air courier:

         3.4.1    if to BDR, at the addressee as follows:

                  Jim D. Swink, Jr.
                  BDR Consulting, Inc.
                  10 Levant
                  Little Rock, Arkansas  72212

                  Telephone:  (501) 960-5550

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         3.4.2    if to Cytomedix, to the addresses as follows:


                  Cytomedix, Inc.
                  Three Parkway North
                  Deerfield, Illinois 60015
                  Attention:  David C. Demarest, General Counsel

                  Telephone:  (847) 405-7813
                  Facsimile:  (847) 405-7801

         The parties may change their addresses and contact numbers from time to time and such will become effective upon delivery of notice of such changes, in accordance with the provisions of this Section 3.4.

3.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

3.6 Severability. Any term or provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

3.7 Fees of Legal Counsel. In the event any party to this Agreement shall employ legal counsel with respect to any claim concerning the interpretation or any breach of this Agreement, or otherwise to protect its rights hereunder or to enforce any term or provision hereof, the prevailing party shall have the right to recover from the other party all of its reasonable attorneys' fees and out of pocket costs and expenses incurred in connection therewith.

3.8      Time for Performance.  Time is of the essence in this Agreement.

3.9 Further Assurances. Each Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by the parties to evidence the agreements herein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





         Cytomedix, Inc.                            BDR Consulting, Inc.




         -----------------------------              ---------------------------
         James A. Cour                                       Jim D. Swink, Jr.
         CEO                                                 President and CEO

                                   SCHEDULE 1

                              CONSULTING AGREEMENT


                               [copy as attached]

                                   SCHEDULE 2

                     EXHIBIT A AS AMENDED BY FIRST AMENDMENT


                               [copy as attached]

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                                    EXHIBIT A

                             CONSULTING FEE SCHEDULE


         For purposes of this Agreement the consulting fees shall be based on the rolling twelve month aggregate gross revenues of the Company measured as of the close of the month immediately prior to the month for which the payment is due is being calculated. For example, the payment due December 31, 2000, would be based on the aggregate gross revenues for the rolling twelve month period ending November 30, 2000. The fee due and payable shall be computed as follows:


            Rolling Annual Gross Revenues              Monthly Fee
            -----------------------------              -----------


              $0 to $7.5 Million                          $6,000

              $7.5 Million and above                     $10,000